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                        PRINCIPAL UNDERWRITER AGREEMENT

THIS AGREEMENT, dated as of the 31st day of January 2013, made by and between FORETHOUGHT LIFE INSURANCE COMPANY ("FLIC" or the "Sponsor"), a corporation organized and existing under the laws of the State of Indiana, and FORETHOUGHT DISTRIBUTORS LLC, a corporation organized and existing under the laws of the State of Delaware;

                                  WITNESSETH:

WHEREAS, the Board of Directors of FLIC has made provision for the establishment of a separate account within FLIC in accordance with the laws of the State of Indiana, which separate account was organized and is established and registered as a unit investment trust type investment company with the Securities and Exchange Commission under the Investment Company Act of 1940 ("1940 Act"), as amended, and which is designated Forethought Life Insurance Company Separate Account A (referred to as the "FLIC Separate Account A"); and

WHEREAS, FORETHOUGHT DISTRIBUTORS LLC offers to the public a certain Flexible Premium Variable Annuity Insurance Contracts (the "Contract") issued by FLIC with respect to FLIC Separate Account A units of interest there under which are registered under the Securities Act of 1933 ("1933 Act"), as amended; and

WHEREAS, FORETHOUGHT DISTRIBUTORS LLC has previously agreed to act as distributor in connection with offers and sales of the Contract under the terms and conditions set forth in this Principal Underwriter Agreement.

NOW THEREFORE, in consideration of the mutual agreements made herein, FLIC and FORETHOUGHT DISTRIBUTORS LLC agree as follows:

                                       I.

                        FORETHOUGHT DISTRIBUTORS' DUTIES

1. FORETHOUGHT DISTRIBUTORS, LLC, as principal underwriter for the Contract, will use its best efforts to effect offers and sales of the Contract through broker-dealers that are members of the Financial Industry Regulatory Authority and whose registered representatives are duly licensed as insurance agents of FLIC. FORETHOUGHT DISTRIBUTORS, LLC is responsible for compliance with all applicable requirements of the 1933 Act, as amended, the Securities Exchange Act of 1934 ("1934 Act"), as amended, and the 1940 Act, as amended, and the rules and regulations relating to the sales and distribution of the Contract, the need for which arises out of its duties as principal underwriter of said Contract and relating to the creation of FLIC Separate Account A.

2. FORETHOUGHT DISTRIBUTORS, LLC agrees that it will not use any prospectus, sales literature, or any other printed matter or material or offer for sale or sell the Contract if any of the foregoing in any way represent the duties, obligations, or liabilities of FLIC as being greater than, or different from, such duties, obligations and liabilities as are set forth in this Agreement, as it may be amended from time to time.

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3.   FORETHOUGHT DISTRIBUTORS, LLC agrees that it will utilize the then currently effective prospectus relating to FLIC Separate Account A's Contracts in connection with its selling efforts. As to the other types of sales materials, FORETHOUGHT DISTRIBUTORS, LLC agrees that it will use only sales materials which conform to the requirements of federal and state insurance laws and regulations and which have been filed, where necessary, with the appropriate regulatory authorities.

4. FORETHOUGHT DISTRIBUTORS, LLC agrees that it or its duly designated agent shall maintain records of the name and address of, and the securities issued by FLIC Separate Account A and held by, every holder of any security issued pursuant to this Agreement, as required by the Section 26(a)(4) of the 1940 Act, as amended.

                                      II.

1. FLIC Separate Account A reserves the right at any time to suspend or limit the public offering of the Contracts upon 30 days' written notice to FORETHOUGHT DISTRIBUTORS, LLC, except where the notice period may be shortened because of legal action taken by any regulatory agency.

2. FLIC Separate Account A agrees to advise FORETHOUGHT DISTRIBUTORS, LLC immediately:

       (a) of any request by the Securities and Exchange Commission for amendment of its 1933 Act registration statement or for additional information;

       (b) of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the 1933 Act registration statement relating to units of interest issued with respect to FLIC Separate Account A or of the initiation of any proceedings for that purpose;

       (c) of the happening of any material event, if known, which makes untrue any statement in its 1933 Act registration statement or which requires a change therein in order to make any statement therein not misleading.

          FLIC will furnish to FORETHOUGHT DISTRIBUTORS, LLC such information with respect to FLIC Separate Account A and the Contracts in such form and signed by such of its officers and directors and FORETHOUGHT DISTRIBUTORS, LLC may reasonably request and will warrant that the statements therein contained when so signed will be true and correct. FLIC will also furnish, from time to time, such additional information regarding FLIC Separate Account A's financial condition as FORETHOUGHT DISTRIBUTORS, LLC may reasonably request.

                                      III.

                                  COMPENSATION

In accordance with a Service and Cost Allocation Agreement filed with the Indiana Insurance Commissioner on Form D and approved on December 26, 2012, among Forethought Financial Services, Inc., FLIC and FORETHOUGHT DISTRIBUTORS, LLC, the parties are obligated to reimburse each other for all costs and expenses associated with the services provided on behalf of

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FLIC Separate Account A under this Principal Underwriter Agreement. No additional compensation is payable in excess of that required under the Service and Cost Allocation Agreement.

                                      IV.

                RESIGNATION AND REMOVAL OF PRINCIPAL UNDERWRITER

FORETHOUGHT DISTRIBUTORS, LLC may resign as a Principal Underwriter hereunder, upon 120 days' prior written notice to FLIC. However, such resignation shall not become effective either until FLIC Separate Account A has been completely liquidated and the proceeds of the liquidation distributed through FLIC to the Contract owners or a successor Principal Underwriter has been designated and has accepted its duties.

                                       V.

                                INDEMNIFICATION

FORETHOUGHT DISTRIBUTORS, LLC will hold harmless and indemnify FLIC with respect to any threatened, pending, or completed action, suit or proceeding to which it was or is a party or threatened to be made a party by reason of the fact that FLIC has performed any action pursuant to this Agreement, except to the extent that liability, loss or damage arises out of the gross negligence, willful misconduct, or fraudulent or criminal acts of FLIC. FORETHOUGHT DISTRIBUTORS, LLC will indemnify FLIC against expenses, including but not limited to attorney's fees and judgment and settlement amounts that are actually and reasonably incurred by FLIC in connection with such action, suit or proceeding. FORETHOUGHT DISTRIBUTORS, LLC further agrees to indemnify, defend and hold harmless FLIC from and against all losses, liabilities, claims, suits and demands caused or arising out of any action or omissions by FLIC in the performance of any action under this Agreement, including actions or omissions by FLIC in acting as agent of FORETHOUGHT DISTRIBUTORS, LLC except to the extent that liability, loss or damage arises out of the gross negligence, willful misconduct or fraudulent or criminal acts of FLIC. However, if FLIC commits any grossly negligent, fraudulent or criminal act or an act of willful misconduct, it shall indemnify and hold FORETHOUGHT DISTRIBUTORS, LLC harmless from any liability that FORETHOUGHT DISTRIBUTORS, LLC may incur, including damages, judgments, fines, penalties, court costs, disbursements and reasonable attorney's fees incurred by FORETHOUGHT DISTRIBUTORS, LLC in defense of such liability as a result of the grossly negligent, fraudulent, or criminal acts or acts of willful misconduct committed by FLIC.

                                      VI.

                                 MISCELLANEOUS

1. This Agreement may not be assigned by any of the parties hereto without the written consent of the other party.

2. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or mailed first class, postage prepaid, addressed as follows:

       (a) If to FLIC -- Forethought Life Insurance Company, 300 N. Meridian Street, Suite 1800, Indianapolis, Indiana 46204;

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       (b) If to FORETHOUGHT DISTRIBUTORS, LLC -- FORETHOUGHT DISTRIBUTORS, LLC,
           82 Hopmeadow Street, Parkview Building Suite 200 Simsbury, CT 06089;

     or to such other address as FORETHOUGHT DISTRIBUTORS, LLC or FLIC shall designate by written notice to the other.

3. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one instrument, and an executed copy of this Agreement and all amendments hereto shall be kept on file by the Sponsor and shall be open to inspection any time during the business hours of the Sponsor.

4. This Agreement shall inure to the benefit of and be binding upon the successor of the parties hereto.

5. This Agreement shall be construed and governed by and according to the laws of the State of Indiana.

6. If a dispute arises out of relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association ("AAA"), before resorting to arbitration. Any dispute arising out of or relating to this Agreement, or the breach thereof, that cannot be resolved by mediation within 30 days shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules before a single arbitrator appointed by the AAA, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Parties share equally any cost imposed on both parties by the AAA.

7. This Agreement may be amended from time to time by the mutual agreement and consent of the parties hereto.

       (a) This Agreement shall become effective January 31, 2013 and shall continue in effect for a period of two years from that date and, unless sooner terminated in accordance with 7(b) below, shall continue in effect from year to year thereafter provided that its continuance is specifically approved at least annually by a majority of the members of the Board of Directors of FLIC.

       (b) This Agreement (1) may be terminated at any time, without the payment of any penalty, either by a vote of a majority of the members of the Board of Directors of FLIC on 120 days' prior written notice to FORETHOUGHT DISTRIBUTORS, LLC; (2) shall immediately terminate in the event of its assignment and (3) may be terminated by FORETHOUGHT DISTRIBUTORS, LLC on 120 days' prior written notice to FLIC, but such termination will not be effective until FLIC shall have an agreement with one or more persons to act as successor principal underwriter of the Contracts. FORETHOUGHT DISTRIBUTORS, LLC hereby agrees that it will continue to act as successor principal underwriter until its successor or successors assume such undertaking.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

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Attest:

                                        FORETHOUGHT LIFE INSURANCE COMPANY

                                        By:  /s/ John Graf
                                             --------------------------------
                                             John A. Graf, President
                                             and Chief Executive Officer

                                        FORETHOUGHT DISTRIBUTORS, LLC

                                        By:  /s/ Michael Reardon
                                             --------------------------------